UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2007 (April 26, 2007)

TRAVEL HUNT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	01-32691	65-0972647
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

122 Ocean Park Boulevard, Suite 307, Santa Monica, CA 90405
Address of Principal Executive Offices
Zip Code

(310) 396-1691
Registrant’s Telephone Number, Including Area Code

106 1314 E. Las Olas Boulevard, Suite 168, Fort Lauderdale, FL 33301
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On April 26, 2007, the Company and Nancy Reynolds, who is the record holder of approximately 83.9% of the Company’s issued and outstanding common stock (the “Seller”), entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Fountainhead Capital Management Ltd. and La Pergola Investments Limited (the “Purchasers”), pursuant to which the Seller agreed to sell to the Purchasers 70,000,000 shares of the Company’s common stock (the “Shares”) and certain notes for a purchase price, in the aggregate amount of $510,000. The sale represents a change of control of the Company and the Shares acquired by the Purchasers represents approximately 98.71% of the issued and outstanding capital stock of the Company calculated on a fully-diluted basis.

The Purchasers used their working capital to acquire the Shares. The Purchasers did not borrow any funds to acquire the Shares.

Prior to the Closing, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the Closing as a result of their stock ownership interest in the Company.

This brief description of the terms of the Stock Purchase Agreement is qualified by reference to the provision of the agreement, attached to this report as Exhibit 10.1.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

See response to Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Director.

On April 26, 2007, in connection with the terms of the Stock Purchase Agreement:

(a) Nancy Reynolds resigned from (i) the board of directors effective on the 10th day following the mailing to the stockholders of the Company of an information statement that complies with Rule 14f-1 of the Exchange Act and filing of the same with the Commission and (ii) from the office of President, Chief Executive Officer, Chief Financial Officer and any and all offices of the Company held by her effective as of the later of (a) the Closing, or (b) the close of business on the date that the Company files its quarterly report on Form 10-QSB for the quarter ended April 30, 2007 that is signed by Ms. Reynolds as Chief Executive Officer and Chief Financial Officer containing Sections 302 and 906 certifications required by the Sarbanes-Oxley Act, as amended, signed by Ms. Reynolds as the Chief Executive Officer and Chief Financial Officer. There was no disagreement between the Ms. Reynolds and the Company at the time of her resignation.

Geoffrey Allison was appointed as a director of the Company and as Secretary of the Company effective at the Closing and he will automatically become the President and Treasurer of the Company effective upon the effective date of Ms. Reynolds’ resignation from all offices that she holds in connection with the change of control transaction described in this report.

Geoffrey Allison has served as a President, Treasurer, Secretary and a director of the Company since April 2007. Mr. Alison has been registered with the National Association of Securities Dealers since 1999 and has worked as a General Securities Principal for various securities firms including Stock USA, Inc (January 1999 - October 2001) and Assent, LLC (November 2001 - August 2004). From September 2004 through the present date, Mr. Alison has been a registered General Securities Principal with ECHOtrade, a Philadelphia Exchange member firm, as a securities trader for his own capital and benefit. From July 2003 through January 2005, he served as Chief Financial Officer, Secretary and a director of Intrac, Inc. (OTCBB:ITRD); from January 2005 through January 2006, he served as President, Secretary and a director of Cape Coastal Trading Corporation (OTCBB:CCTR); from March 2005 through June 2006, he served as President, Secretary and a director of Castle & Morgan Holdings, Inc. (OTCBB:CSMH) and he has served as President, Secretary and a director of SMI Products, Inc. (OTCBB:SMIP) since August 2006. In October, 2002, Mr. Alison co-created Greenvest Industries, Inc. which manufactures pet products under the brand name Happy Tails Pet Beds. Mr. Alison is currently President and CEO of Greenvest Industries, Inc.

Mr. Allison expects to spend approximately 5 hours per month on the Company’s business and affairs.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Number	Description
10.1	Stock Purchase Agreement, dated as of April 26, 2007 by and among Travel Hunt Holdings, Inc., Nancy Reynolds, Fountainhead Capital Management Ltd. and La Pergola Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2007.

TRAVEL HUNT HOLDINGS, INC.

/s/ Nancy Reynolds
Nancy Reynolds
President

EXHIBIT INDEX

Number	Description
10.1	Stock Purchase Agreement, dated as of April 26, 2007 by and among Travel Hunt Holdings, Inc., Nancy Reynolds, Fountainhead Capital Management Ltd. and La Pergola Investments Ltd.